UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 28, 2010

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2010, Sempra Energy’s Board of Directors elected Luis Tellez to the board.  Mr. Tellez was also named to serve on the board’s Compensation Committee and its Corporate Governance Committee.

Mr. Tellez, age 51, is the Chairman of the Board of Directors and Chief Executive Officer of the Mexican Stock Exchange (Bolsa Mexicana de Valores). He served as Mexico’s Secretary of Communications and Transportation from 2006 to 2009.  From 2004 to 2006, he was a managing director of the investment firm, The Carlyle Group.

Mr. Tellez served as a director of Sempra Energy from June 2006 until November 2006.  He resigned as a director of Sempra Energy in view of his appointment as Mexico’s Secretary of Communications and Transportation, which became effective in December 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: September 28, 2010	By: /s/ Joseph A. Householder
Joseph A. Householder Senior Vice President, Controller and Chief Accounting Officer